EXHIBIT 10.2

May 12, 2014

Mr. James Marcelli

President

Lightwave Logic, Inc.

1831 Lefthand Circle, Suite C

Longmont, CO 80501

Re: Thomas E. Zelibor Employee Agreement Dated March 3, 2014

Dear Jim:

As we previously discussed, please let this letter serve as confirmation to the company that I am declining the award of all current and future shares of common stock that I am entitled to receive pursuant to the Stock Award provision of my March 3, 2014 employee agreement.

Sincerely,

/s/ Thomas E. Zelibor

Thomas E. Zelibor